Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-230345 of our report dated May 24, 2019 relating to the financial statements of Change Healthcare Inc. (formerly HCIT Holdings, Inc.) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

June 14, 2019